Exhibit 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 15, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (FAX 617-969-5965) (“Bank”) and SALARY.COM, INC., a Delaware corporation with offices at 195 West Street, Waltham, Massachusetts 02451 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 10, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 10, 2006, as affected by a certain Waiver Agreement dated as of June 8, 2008, between Borrower and Bank (the “Waiver Agreement”), as amended by a certain First Loan Modification Agreement dated as of August 8, 2008, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of September 17, 2008, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of October 8, 2008, as amended by a certain Fourth Loan Modification Agreement dated as of March 16, 2009, and as further amended by a certain Fifth Loan Modification Agreement dated as of June 29, 2009, between Borrower and Bank (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(a) thereof:

“ (i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) for times when Borrower is not Stage 1 Eligible, one half of one percentage point (0.50%) above the Prime Rate, or (B) for times when Borrower is Stage 1 Eligible, the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“ (i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) for times when Borrower is not Stage 1 Eligible, one half of one percentage point (0.50%) above the Prime Rate, or (B) for times when Borrower is Stage 1 Eligible, the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Commencing as of the 2009 Effective Date and subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

2	The Loan Agreement shall be amended by deleting the following appearing as Section 5.3 thereof:

“ “5.3 Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”

and inserting in lieu thereof the following:

“ “5.3 Intentionally Omitted.”

3	The Loan Agreement shall be amended by deleting the following appearing as Section 6.2 thereof:

“ “6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but no later than (A) thirty (30) days after the last day of each month that is not the last month in a fiscal quarter of Borrower, or (B) forty-five (45) days after the last day of each month that is the last month in a fiscal quarter of Borrower (or, if Borrower is Stage 1 Eligible, no later than forty-five (45) days after the last day of each quarter), a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated and consolidating operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Grant Thornton LLP or another independent certified public accounting firm of national reputation or otherwise acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of

Two Hundred Fifty Thousand Dollars ($250,000.00) or more; (vi) annually, and as may otherwise be reasonably requested by Bank, Board-approved financial projections no later than sixty (60) days after Borrower’s fiscal year end (and any amendments thereto approved by Borrower’s Board); and (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

(b) Within (i) thirty (30) days after the last day of each month that is not the last month in a fiscal quarter of Borrower, or (ii) forty-five (45) days after the last day of each month that is the last month in a fiscal quarter of Borrower, so long as Borrower is not Stage 1 Eligible, and immediately at such time as when Borrower is not Stage 1 Eligible, deliver to Bank (i) a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date), and (ii) a future billings report in form acceptable to Bank in its sole discretion which lists the amounts that will be billed by Borrower within the next one hundred twenty (120) days (from the applicable month end) and the contracts and invoices (including the date the bill will be sent) in connection with such billings.

(c) Within (i) thirty (30) days after the last day of each month that is not the last month in a fiscal quarter of Borrower, or (ii) forty-five (45) days after the last day of each month that is the last month in a fiscal quarter of Borrower, so long as Borrower is not Stage 1 Eligible, and immediately at such time as when Borrower is not Stage 1 Eligible, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

(d) Intentionally omitted.

(e) So long as Borrower is not Stage 1 Eligible, permit Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than twice every twelve (12) months unless a Default or an Event of Default has occurred and is continuing. The foregoing audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus out-of-pocket expenses.”

and inserting in lieu thereof the following:

“ “6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but no later than (A) thirty (30) days after the last day of each month that is not the last month in a fiscal quarter of Borrower, or (B) forty-five (45) days after the last day of each month that is the last month in a fiscal quarter of Borrower, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated and consolidating operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Grant Thornton LLP or another independent certified public accounting firm of national reputation or otherwise acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; (vi) annually, and as may otherwise be reasonably requested by Bank, Board-approved financial projections no later than sixty (60) days after Borrower’s fiscal year end (and any amendments thereto approved by Borrower’s Board); and (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

(b) Within forty-five (45) days after the last day of each quarter of Borrower, deliver to Bank aged listings of accounts receivable (by invoice date).

(c) Within (i) thirty (30) days after the last day of each month that is not the last month in a fiscal quarter of Borrower, or (ii) forty-five (45) days after the last day of each month that is the last month in a fiscal quarter of Borrower, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

(d) Permit Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than twice every twelve (12) months unless a Default or an Event of Default has occurred and is continuing. The foregoing audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus out-of-pocket expenses.”

4	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

“ 6.7 Financial Covenants.

For any time at which Borrower is not Stage 1 Eligible, Borrower shall maintain at all such times, to be tested as of the last day of each month, unless otherwise noted:

(a) Liquidity. Borrower’s unrestricted cash and cash equivalents at Bank or Bank’s affiliates plus the Committed Availability of at least Fifteen Million Dollars ($15,000,000.00). The financial covenant set forth in this Section 6.7(a) shall be tested with respect to Borrower (including any entity subsequently added as a “Borrower” hereunder), Salary.com Securities Corporation, and Genesys Software Systems, Inc. together.

(b) Adjusted EBITDA. Adjusted EBITDA for the three-month period ending on the last day of each month of at least: (i) ($1,300,000.00) for the three-month period ending June 30, 2009; (ii) ($1,100,000.00) for the three-month period ending July 31, 2009; (iii) ($1,000,000.00) for the three-month period ending August 31, 2009; (iv) ($500,000.00) for the three-month period ending September 30, 2009; (v) ($250,000.00) for the three-month periods ending October 31, 2009 and November 30, 2009; (vi) $1,000,000.00 for the three-month period ending December 31, 2009; (vii) $0.00 for the three-month periods ending January 31, 2010 and February 28, 2010; (viii) ($700,000.00) for the three-month period ending March 31, 2010; (ix) ($500,000.00) for the three-month period ending April 30, 2010; (x) $0.00 for the three-month period ending May 31, 2010; (xi) $300,000.00 for the three-month period ending June 30, 2010; and (xii) $500,000.00 for the three-month periods ending July 31, 2010, August 31, 2010, September 30, 2010 and October 31, 2010. The financial covenant set forth in this Section 6.7(b) shall be tested on a consolidated basis with respect to Borrower and its Subsidiaries together.”

and inserting in lieu thereof the following:

“ 6.7 Financial Covenants. Borrower shall maintain at all such times, to be tested as of the last day of each month:

(a) Adjusted Quick Ratio. Commencing with the month ending August 31, 2009, and as of the last day of each month thereafter, an Adjusted Quick Ratio of at least 1.40 to 1.0.”

5	The Loan Agreement shall be amended by deleting the following, appearing as Section 7.7 thereof:

“ 7.7 Distributions; Investments. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except that Borrower may repurchase its stock so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchases do not exceed in the aggregate of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) per fiscal year.”

and inserting in lieu thereof the following:

“ 7.7 Distributions; Investments. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except that Borrower may repurchase its stock so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchases do not, at any time, exceed the aggregate of: (i) prior to the 2009 Effective Date, Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) per fiscal year ; and (ii) after the 2009 Effective Date, Two Million Five Hundred Thousand Dollars ($2,500,000.00) for any rolling twelve (12) month period commencing as of the 2009 Effective Date.”

6	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Availability Amount” is (a) when Borrower is Stage 1 Eligible, (i) the Revolving Line minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (iii) the FX Reserve, and minus (iv) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services), or (b) when Borrower is not Stage 1 Eligible, (i) the lesser of (A) the Revolving Line, or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (iii) the FX Reserve, and minus (iv) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“ “Revolving Line” is an Advance or Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000.00) outstanding at any time.”

and inserting in lieu thereof the following:

“ “Availability Amount” is the Revolving Line, minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (ii) the FX Reserve, and minus (iii) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“ “Revolving Line” is the lesser of (A) an Advance or Advances in an aggregate amount of up to Five Million Dollars ($5,000,000.00) outstanding at any time, and (B) the Maximum Amount set forth below based upon the unrestricted and unencumbered cash at Bank, at any time.

Unrestricted and unencumbered Cash at Bank	Maximum Amount

Less than $6,000,000.00	$0.00

Equal to or greater than $6,000,000.00 but less than $7,000,000.00	$1,000,000.00

Equal to or greater than $7,000,000.00 but less than $8,000,000.00	$2,000,000.00

Equal to or greater than $8,000,000.00 but less than $9,000,000.00	$3,000,000.00

Equal to or greater than $9,000,000.00 but less than $10,000,000.00	$4,000,000.00

Equal to or greater than $10,000,000.00	$5,000,000.00”

7	The Loan Agreement shall be amended by deleting the definitions of “Borrowing Base” “Eligible Accounts” and “Stage 1 Eligible” appearing in Section 13.1 thereof.

8	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“ “2009 Effective Date” is October             , 2009.”

“ “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus the current portion of Deferred Revenue.”

“ “Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“ “Quick Assets” is, on any date, Borrower’s unrestricted domestic cash (excluding segregated client owned funds held by Borrower), plus net billed accounts receivable.”

“ “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness (excluding segregated client owned funds held by Borrower and excluded from Quick Assets) but excluding all other Subordinated Debt.”

9	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

10	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 hereto.

B.	Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the: (i) Liquidity financial covenant set forth in Section 6.7(a) of the Loan Agreement (as required prior to this Loan Modification Agreement) as of September 11, 2009, and through and including September 18, 2009, and (ii) Adjusted EBITDA financial covenant set forth in Section 6.7(b) of the Loan Agreement (as required prior to this Loan Modification Agreement) as of the month ending August 31, 2009. Bank’s waiver of Borrower’s compliance with such covenant shall apply only to the foregoing specific period.

4. FEES. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 29, 2009, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if

Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

SALARY.COM, INC.		SILICON VALLEY BANK

By:	/S/ BRYCE A. CHICOYNE	By:	/S/ LARISA B. CHILTON

Name:	Bryce A. Chicoyne	Name:	Larisa B. Chilton

Title:	CFO	Title:	Vice-President

The undersigned, SALARY.COM JAMAICA LIMITED (“Salary.com Jamaica Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty (the “Guaranty”) dated as of December 19, 2008, executed and delivered by Salary.com Jamaica Guarantor, pursuant to which Salary.com Jamaica Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank. In addition, Salary.com Jamaica Guarantor acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

SALARY.COM JAMAICA LIMITED

By:	/S/ NICHOLAS CAMELIO
Name:	Nicholas Camelio
Title:	Secretary

The undersigned, SALARY.COM SECURITIES CORPORATION (“Salary.com Securities Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of October 8, 2008, executed and delivered by Salary.com Securities Guarantor, pursuant to which Salary.com Securities Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, and (b) a certain Security Agreement (the “Security Agreement”) dated as of October 8, 2008, between Salary.com Securities Guarantor and Bank, pursuant to which Salary.com Securities Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement. In addition, Salary.com Securities Guarantor acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

SALARY.COM SECURITIES CORPORATION

By:	/S/ BRYCE A. CHICOYNE
Name:	Bryce A. Chicoyne
Title:	Treasurer

The undersigned, GENESYS SOFTWARE SYSTEMS, INC. (“Genesys Software Systems Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of March 16, 2009, executed and delivered by Genesys Software Systems Guarantor, pursuant to which Genesys Software Systems Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, and (b) a certain Security Agreement (the “Security Agreement”) dated March 16, 2009, between Borrower and Bank, pursuant to which Genesys Software Systems Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement. In addition, Genesys Software Systems Guarantor acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GENESYS SOFTWARE SYSTEMS, INC.

By:	/S/ BRYCE A. CHICOYNE
Name:	Bryce A. Chicoyne
Title:	Treasurer

Schedule 1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SALARY.COM, INC.

The undersigned authorized officer of Salary.com, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed or has validly extended all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30/45 days	Yes No

Annual financial statements (CPA Audited)	FYE within 120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R	Quarterly within 45 days	Yes No

Board Projections	FYE within 60 days, and as updated	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:

Adjusted Quick Ratio	1.40:1.0	:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

	Salary.com, Inc.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:		Date:
Name:
Title:		Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Agreement shall control.

I.	I.	Adjusted Quick Ratio (Section 6.7(a))

Required:		>1.40:1.00

Actual:

A.	Aggregate value of the unrestricted domestic cash of Borrower (excluding client funds held by Borrower)	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A through B)	$
D.	Aggregate value of Obligations to Bank	$
E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, (excluding client funds held by Borrower and excluded from Quick Assets) and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, and not otherwise reflected in line D above that matures within one (1) year

$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

No, not in compliance	Yes, in compliance